Exhibit 1.1

RICE MIDSTREAM PARTNERS LP

[—] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[—], 2014

BARCLAYS CAPITAL INC.

As Representative of the several

Underwriters named in Schedule I attached hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell [—] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an aggregate of [—] additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all parties hereto that the Partnership was recently formed to own, operate, develop and acquire midstream energy assets, as described more particularly in the Registration Statement, the most recent Preliminary Prospectus, and the Contribution Agreement (as such terms are hereinafter defined).

It is further understood and agreed to by all parties hereto that prior to the date hereof the following transactions (the “Prior Transactions”) occurred:

(a) On August 5, 2014, Rice Energy Inc., a Delaware corporation (“Rice Energy”), through its direct subsidiary, Rice Energy Appalachia LLC, a Delaware limited liability company (“Rice Energy Appalachia”), formed Rice Midstream Holdings LLC, a Delaware limited liability company (“Rice Midstream Holdings”), and Rice Energy Appalachia received all of the limited liability company membership interest in Rice Midstream Holdings;

(b) On August 5, 2014, Rice Midstream Holdings formed Rice Midstream Management LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and received all of the limited liability company membership interest in the General Partner;

(c) On August 5, 2014, the General Partner formed the Partnership and received a non-economic general partner interest in the Partnership (the “General Partner Interest”), which represented all of the general partner interest in the Partnership;

(d) On [—], 2014, Rice Midstream Holdings formed Rice Water Services (PA) LLC, a Delaware limited liability company (“Rice PA Water”);

(e) On [—], 2014, Rice Midstream Holdings formed Rice Water Services (OH) LLC, a Delaware limited liability company (“Rice OH Water”);

(f) On [—], 2014, Alpha Shale Resources LP, a Delaware limited partnership and wholly owned subsidiary of Rice Energy, contributed all of its natural gas gathering assets and water distribution assets to Rice Poseidon Midstream LLC, a Delaware limited liability company and an indirect subsidiary of Rice Energy Appalachia (“Rice Poseidon”);

(g) On [—], 2014, Rice Drilling B LLC, a Delaware limited liability company and a wholly owned subsidiary of Rice Energy Appalachia, contributed to Rice Midstream Holdings all of its interests in each of Rice Poseidon and Rice Olympus Midstream LLC, a Delaware limited liability company and an indirect subsidiary of Rice Energy Appalachia (“Rice Olympus”), which owns all of the Ohio natural gas gathering assets of Rice Energy;

(h) On [—], 2014, Rice Poseidon (i) distributed all of its water distribution assets to Rice PA Water and (ii) assigned all of its current assets and current liabilities to Rice Midstream Holdings;

(i) On [—], 2014, Rice Olympus distributed all of its water distribution assets to Rice OH Water; and

(j) On [—], 2014, the Partnership formed Rice Midstream OpCo LLC, a Delaware limited liability company (“Rice OpCo”), and received all of the limited liability company membership interest of Rice OpCo.

It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions”) will occur on or before the Initial Delivery Date (as defined in Section 4):

(a) Rice Midstream Holdings, the General Partner, the Partnership and Rice OpCo will enter into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, among other things, Rice Midstream Holdings will contribute all of its membership interest in Rice Poseidon to Rice OpCo, which represents the midstream business and assets described in the Registration Statement (the “Contributed Assets”) and Rice Midstream Holdings will be issued [—] Common Units and [—] subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), incentive distribution rights representing limited partner interests in the Partnership (the “Incentive Distribution Rights”) and the right to receive the Deferred Issuance and Distribution, as defined in Article [—] of the Contribution Agreement (the “Deferred Issuance and Distribution”). The Common Units and the Subordinated Units described in this paragraph are referred to collectively herein as the “Sponsor Units”;

(b) The Partnership, as guarantor, and Rice OpCo, as borrower, will enter into the Credit Agreement dated as of [—] with the lenders party thereto (as amended or restated, the “Revolving Credit Agreement”);

(c) The Partnership will enter into the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the General Partner will enter into the Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner LLC Agreement”);

(d) Rice Energy and the Partnership will enter into that certain Gas Gathering and Compression Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Gathering Agreement”);

(e) Rice Energy, the General Partner and the Partnership will enter into that certain Omnibus Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”);

(f) Rice Energy and the Partnership will enter into that certain Registration Rights Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”);

(g) Rice Energy and the General Partner will enter into Secondment Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Secondment Agreement”);

(h) The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated; and

(i) The Partnership will (A) (i) reimburse Rice Energy for $[—] million of capital expenditures incurred on the Partnership’s behalf prior to the closing of this offering, (ii) make a $[—] million distribution to Rice Energy and (iii) fund $25 million of the Partnership’s 2015 expansion capital expenditures and (B) if and to the extent the underwriters exercise their option to purchase additional common units in full, the Partnership will use the additional net proceeds to pay a distribution to Rice Energy, as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

The Prior Transactions and the Closing Transactions are referred to collectively herein as the “Transactions.” The Contribution Agreement (together with any related assignments, bills of sale, conveyances and similar transfer documents in connection with the Transactions, the “Contribution Documents”), this Agreement, the Gathering Agreement, the Omnibus Agreement, the Registration Rights Agreement, the Revolving Credit Agreement and the Secondment Agreement are referred to collectively herein as the “Transaction Agreements.” The Partnership Agreement, the General Partner LLC Agreement, the limited liability company agreement of Rice OpCo dated [                    ] (the “Rice OpCo LLC Agreement”), the limited liability company agreement of Rice Poseidon dated [                    ] (the “Rice Poseidon LLC Agreement”) are referred to collectively herein as the “Organizational Documents.” Transaction Agreements and the Organizational Documents are referred to collectively herein as the “Operative Agreements.” Rice OpCo and Rice Poseidon are collectively referred to herein as the “Operating Subsidiaries.” Rice Energy, the General Partner, the Partnership and Rice Midstream Holdings are collectively referred to herein as the “Partnership Parties.” The General Partner, the Partnership and the Operating Subsidiaries are collectively referred to herein as the “Partnership Entities.” Rice Energy, Rice Midstream Holdings and the Partnership Entities are collectively referred to herein as the “Rice Entities.”

1. Representations and Warranties of the Partnership Parties. The Partnership Parties represent and warrant that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-199932) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [—] [a.m./p.m.] (New York City time) on [—], 2015;

(ii) “Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means the registration statement (File No. 333-199932), as amended as of the Effective Date, relating to the offering, issuance and sale of the Units including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. [Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”) and, after such filing, the term “Registration Statement” shall include Rule 462(b) Registration Statement.] The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) Testing-the-Waters Communications. The Partnership (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications.

(d) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act) with respect to the offering and sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(e) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k) Organization and Good Standing. Each of the Rice Entities has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to (A) have a material adverse effect on the Contributed Assets, taken as a whole, or on the condition (financial or otherwise), results of operations, members’ equity, properties, business or prospects of the Partnership Entities taken as a whole or (B) materially impair the ability of any of the Rice Entities to consummate the Transactions or to perform their respective obligations under the Operative Agreements (each clause (A) and (B), a “Material Adverse Effect”) or (C) subject the limited partners of the Partnership to any material liability or disability. Each of the Rice Entities has all corporate, limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(l) Authority of the General Partner. The General Partner has, and at each Delivery Date will have, all requisite power and authority to act as general partner of the Partnership as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The General Partner is, and at each Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership.

(m) Ownership of Rice Midstream Holdings. Rice Energy Appalachia owns, and Rice Energy indirectly owns, and at each Delivery Date Rice Energy Appalachia will own, and Rice Energy will indirectly own, 100% of the issued and outstanding limited liability company interests of Rice Midstream Holdings free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim (“Liens”).

(n) Ownership of the General Partner. Rice Midstream Holdings owns, and at each Delivery Date will own, 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such limited liability company interests are, and will be, owned free and clear of any Liens (other than those arising under the Credit Agreement, dated as of [—], 2014, among Rice Midstream Holdings LLC, as borrower, [—], as administrative agent and the lenders and other parties thereto (the “Midstream Holdings Credit Agreement”).

(o) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each Delivery Date will be, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such General Partner Interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such General Partner Interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and those arising under the Midstream Holdings Credit Agreement).

(p) Ownership of the Incentive Distribution Rights. At each Delivery Date, after giving effect to the Transactions, Rice Midstream Holdings will own all of the Incentive Distribution Rights; the Incentive Distribution Rights, and the limited partner interests represented thereby, will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Rice Midstream Holdings will own such Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and those arising under the Midstream Holdings Credit Agreement).

(q) Ownership of the Sponsor Units. At each Delivery Date, after giving effect to the Transactions, Rice Midstream Holdings will own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Rice Midstream Holdings will own such Sponsor Units free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and those arising under the Midstream Holdings Credit Agreement).

(r) Ownership of Rice OpCo. At each Delivery Date, after giving effect to the Transactions, the Partnership will own 100% of the limited liability company interests in Rice OpCo; such limited liability company interests will have been duly authorized and validly issued in accordance with the Rice OpCo LLC Agreement and will be fully paid (to the extent required under the Rice OpCo LLC Agreement)

and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (except for restrictions on transferability contained in the Rice OpCo LLC Agreement or as described in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and Liens created or arising under the Midstream Holdings Credit Agreement).

(s) Ownership of Rice Poseidon. At each Delivery Date, after giving effect to the Transactions, Rice OpCo will own 100% of the limited liability company interests in Rice Poseidon; such limited liability company interests will have been duly authorized and validly issued in accordance with the Rice Poseidon LLC Agreement and will be fully paid (to the extent required under the Rice Poseidon LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (except for restrictions on transferability contained in the Rice Poseidon LLC Agreement or as described in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and Liens created or arising under the Midstream Holdings Credit Agreement).

(t) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership and the Operating Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership’s 100% direct or indirect ownership of each of the Operating Subsidiaries.

(u) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership to the Underwriters hereunder and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and the issuance of the Units is not subject to any preemptive or similar rights.

(v) Outstanding Partnership Equity. At the Initial Delivery Date, after giving effect to the Transactions (and assuming no purchase by the Underwriters of the Option Units), the issued and outstanding partnership interests of the Partnership will consist of (i) [—] Common Units and [—] Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interest of the Partnership issued and outstanding. On the Option Expiration Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of (i) [—] Common Units and [—] Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interest of the Partnership issued and outstanding.

(w) No Equity Securities, Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no profit interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities pursuant to any of their certificates of limited partnership or formation or any Organizational Documents or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(x) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Rice Midstream Holdings as a part of the Deferred Issuance and Distribution, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y) Power and Authority. Each of the Partnership Parties has all requisite corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of the Rice Entities has or had, as applicable, all requisite corporate, limited liability company or limited partnership power and authority to execute and deliver each of the Operative Agreements to which such Rice Entity is a party and to perform its obligations thereunder. The Partnership has or had, as applicable, all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus, and (ii) the General Partner Interest, the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Rice Midstream Holdings as a part of the Deferred Issuance and Distribution, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all corporate, limited partnership or limited liability company action, as the case may be, required to be taken by any of the Rice Entities or any of their respective stockholders, members, partners or unitholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Rice Midstream Holdings as a part of the Deferred Issuance and Distribution, the execution and delivery of the Operative Agreements and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(z) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(aa) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Agreements will have been duly authorized, executed and delivered by the Rice Entities party thereto and will be a valid and legally binding agreement of such Rice Entities, enforceable against such Rice Entities in accordance with its terms;

(ii) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Rice Midstream Holdings and will be a valid and legally binding agreement of Rice Midstream Holdings, enforceable against Rice Midstream Holdings in accordance with its terms;

(iii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Rice Midstream Holdings and will be a valid and legally binding agreement of the General Partner and Rice Midstream Holdings, enforceable against the General Partner and Rice Midstream Holdings in accordance with its terms;

(iv) the Rice OpCo LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be valid and legally binding agreements of the Partnership, enforceable against the members thereof in accordance with their respective terms; and

(v) the Rice Poseidon LLC Agreement will have been duly authorized, executed and delivered by Rice OpCo and will be valid and legally binding agreements of Rice OpCo, enforceable against the members thereof in accordance with their respective terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(bb) Description of Operative Agreements. Each of the Operative Agreements conforms in all material respects to the descriptions thereof contained in the most recent Preliminary Prospectus.

(cc) Sufficiency of the Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to, or to vest in, the Partnership all of the equity interests in Rice Poseidon to the Partnership and all of the right, title and interest of the transferor stated therein and to the ownership interests, assets and rights purported to be transferred thereby, as contemplated by the Registration Statement and the most recent Preliminary Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and described in the Registration Statement and the most recent Preliminary Prospectus. Except as described in the Registration Statement and the most recent Preliminary Prospectus, the Partnership, upon consummation of the transactions contemplated by the Contribution Documents, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations of the business reflected in the pro forma financial statements of the Partnership included in the Registration Statement and the most recent Preliminary Prospectus.

(dd) No Conflicts. The issuance and sale of the Units, the execution, delivery and performance of this Agreement and each of the Operative Agreements by the Rice Entities, as applicable, the consummation of the Transactions or any other transactions contemplated by this Agreement or the other Operative Agreements or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon the Contributed Assets or any property or assets of the Rice Entities, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Rice Entities is a party or by which any of the Rice Entities is bound or to which any of the property or assets of the Rice Entities is subject; (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents (including the Organizational Documents) of any of the Rice Entities; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Rice Entities or any of their properties or assets, except, with respect to clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(ee) No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) with, any court or governmental agency or body having jurisdiction over any of the Rice Entities or any of their properties or assets is required for (i) the issuance and sale of the Units, (ii) the execution, delivery and performance by any of the Rice Entities of any of the Operative Agreements; (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement and the other Transaction Agreements and (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) such as have been, or prior to the Initial Delivery Date, will be obtained or made, (B) for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws and the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Units by the Underwriters, and (C) for such consents that, if not obtained, have not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) No Restrictions on the Operating Subsidiaries. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, no Operating Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership.

(gg) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The other financial information included in the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership Parties and presents fairly in all material respects the information shown thereby.

(hh) Pro Forma Financial Statements. The unaudited pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma financial statements included in the most recent Preliminary Prospectus. The unaudited pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ii) Projections and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions,” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(jj) Independent Accountants. Each of: (i) Ernst & Young LLP, who has certified certain financial statements of the Partnership and Alpha Shale Resources Midstream Assets included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) PricewaterhouseCoopers LLP, who has certified certain financial statements of the North System included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, whose reports appears in the most recent Preliminary Prospectus and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accounting firms with respect to such entities as required by the Securities Act and the rules and regulations thereunder.

(kk) Accounting Controls. The Partnership Entities (considered as one entity) maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll) Disclosure Controls. (i) The Partnership Entities (considered as one entity) maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii)

such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Entities in the reports the Partnership files or will file or submit under the Exchange Act is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(mm) No Changes in Internal Controls. Except as described in the most recent Preliminary Prospectus, since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of each of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Critical Accounting Policies and Estimates” set forth in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(oo) Sarbanes-Oxley. There is and has been no failure on the part of the Partnership, the General Partner and any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Partnership.

(pp) No Material Adverse Effect. Other than as disclosed in the most recent Preliminary Prospectus and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) none of the Partnership Entities, considered as one entity, or the Contributed Assets have (A) sustained any loss or interference with its business or operation from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend or distribution on its capital stock, partnership or limited liability company interests, as applicable, and (ii) there has not been any change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities, considered as one entity, or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership Entities, taken as a whole, or the Contributed Assets.

(qq) Title to Properties. Each of the Partnership Entities has, or at each Delivery Date, after giving effect to the Transactions, will have, good and marketable title to, or have valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the Partnership Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the most recent Preliminary Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) Rights-of-Way. Each of the Partnership Entities has, or at each Delivery Date, after giving effect to the Transactions, will have, directly or indirectly, such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at each Delivery Date, after giving effect to the Transactions, will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ss) Licenses and Permits. Each of the Partnership Entities has, or at each Delivery Date, after giving effect to the Transactions, will have, such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has, or at each Delivery Date, after giving effect to the Transactions, will have, fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(tt) Intellectual Property. At each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities owns or possesses, or will own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu) Legal Proceedings. Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which a Rice Entity is a party or of which any property or assets of any of the Rice Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(vv) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. None of the Partnership Parties has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ww) Summaries of Law or Agreements. The statements made in the most recent Preliminary Prospectus under the captions “Summary—Our Ownership and Organizational Structure”; “Business—Regulation of Operations”; “Business—Regulation of Environmental and Occupational Safety and Health

Matters”; “Certain Relationships and Related Transactions”; “Description of the Common Units”; “Units Eligible for Future Sale”; “Material U.S. Federal Income Consequences” and “Investment in Rice Midstream Partners LP by Employee Benefit Plans”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xx) Insurance. At each Delivery Date, after giving effect to the Transactions, except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities will carry, or be covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. At each Delivery Date, after giving effect to the Transactions, all policies of insurance of the Partnership Entities are or will be in full force and effect; each of the Partnership Entities are or will be in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has or will have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are or will be no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has or will have been notified in writing that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(yy) No Undisclosed Relationships. Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among any Rice Entity, on the one hand, and the directors, officers, unitholders, stockholders, holders of equity interests, customers or suppliers of any Rice Entity, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(zz) No Labor Disputes. No labor disturbance by or dispute with the employees of any of the Rice Entities exists or, to the knowledge of the Partnership Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(aaa) No Defaults. None of the Rice Entities is (i) in violation of its Charter or bylaws or similar organizational documents (including the Organizational Documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bbb) Environmental Laws. Each of the Rice Entities (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) has not received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Rice Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Parties are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(ccc) Taxes. Each of the Partnership Entities has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been determined adversely to any of the Partnership Entities, nor does the Partnership have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ddd) Compliance with ERISA. (i) Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) the Partnership and, to the Partnership Parties’ knowledge, each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of the Code with respect to each such Plan and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified, and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification or approval.

(eee) Statistical and Market-Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership and its subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(fff) Investment Company Act. None of the Partnership Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Partnership Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ggg) Additional Registration Statements. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(hhh) No Brokers. None of the Rice Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(iii) Private Placement; No Integration. The issuance of (i) the Sponsor Units, the Incentive Distribution Rights and any Common Units as part of the Deferred Issuance and Distribution to Rice Midstream Holdings and (ii) the General Partner Interest to the General Partner are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Rice Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued, or agreed to sell or issue, any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(jjj) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(kkk) NYSE Listing. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(lll) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(j) or Section 5(a)(vi) and in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by [Barclays Capital Inc. on behalf of the Partnership].

(mmm) No Unlawful Payments. None of the Rice Entities, nor, to the knowledge of the Partnership Parties after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Rice Entities, has in the course of its actions for, or on behalf of, the Rice Entities: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from e funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nnn) Compliance with Money Laundering Laws. The operations of the Rice Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Rice Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(ooo) OFAC. None of the Rice Entities nor, to the knowledge of the Partnership Parties, after due inquiry, any director, officer, agent, employee or affiliate of the Rice Entities is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(ppp) Directed Unit Program. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3) will be offered or sold outside of the United States. The Partnership has not offered, or caused Barclays Capital Inc. to offer, Common Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

Any certificate signed by any officer of the Partnership Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [—] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of the Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representative may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [—] Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number Option Units (subject to such adjustments to eliminate fractional units as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units is $[—] per unit. The purchase price payable by the Underwriters for the Option Units shall be the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per share equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that approximately [—] units of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to employees of the Partnership and its subsidiaries [and persons having business relationships with the Partnership and its subsidiaries] who have heretofore delivered to Barclays Capital Inc. offers [or indications of interest] to purchase units of Firm Units in form satisfactory to Barclays Capital Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Barclays Capital Inc. from the Partnership; provided that under no circumstances will Barclays Capital Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by [—]:00 A.M., New York City time, on the [date hereof / first business day following the date hereof] or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on [—], 2014 or at such other date or place as shall be determined by agreement between the Representative and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement (the “Option Expiration Date”) and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date”, and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representative shall be made at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representative shall otherwise instruct.

5. Further Agreements of the Partnership and the Underwriters.

(a) The Partnership agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to the Representative and to counsel for the Underwriters upon request a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.

(vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representative (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Units and units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to employee benefit plans, option plans, qualified unit option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer and director of the General Partner and unitholder of the Partnership set forth on Schedule II hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) If Barclays Capital Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Partnership and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii) To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiv) If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xv) In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(a)(x), and Barclays Capital Inc. will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of Barclays Capital Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(x).

(xvi) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(xvii) The Partnership will promptly notify the Representative if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xviii) The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xix) The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (j) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (k) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and one-half of the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate, limited liability company and limited partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Transactions, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the Transactions and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C.

(e) The Representative shall have received from Baker Botts L.L.P, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representative shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of Ernst & Young LLP and PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Partnership Parties shall have furnished to the Representative a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of each of the General Partner and Rice Energy, certifying that:

(i) the representations and warranties of the applicable Partnership Party in Section 1 are true and correct on the date hereof and on and as of such Delivery Date, and the applicable Partnership Party has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (and except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) to the effect of Section 7(j) (provided that no representation with respect to the judgment of the Representative need be made) and Section 7(k).

(i) Except as described in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus (i) none of the Partnership Entities or the Contributed Assets shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) no Partnership Entity has declared or paid any dividend on its equity, nor has there been any change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt of the Partnership Entities, considered one entity, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement, to the extent applicable, (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred equity securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or preferred equity securities.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

(m) The Lock-Up Agreements between the Representative and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule II, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n) On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

(o) As of the Initial Delivery Date, all of the Transactions shall have been completed and will be effective and valid in accordance with applicable law.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Partnership Parties. Each of the Partnership Parties, jointly and severally, hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (and except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any affiliate, director, officer, employee, agent or controlling person of that Underwriter.

(b) Indemnification of the Partnership by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership Parties, their directors, officers and employees, and each person, if any, who controls such Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the such Partnership Parties, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm that the statements regarding delivery of units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) The Partnership shall indemnify and hold harmless Barclays Capital Inc. (including its affiliates, directors, officers and employees) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Barclays Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Barclays Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase, or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Barclays Entities. The Partnership shall reimburse the Barclays Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of the Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership or any shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representative. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(l) (other than the occurrence of an event described in Section 7(l)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between any of the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that the any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Partnership Parties. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnitees and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who signed the Registration Statement who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations and warranties of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

RICE ENERGY INC.

By:
Name:
Title:

RICE MIDSTREAM HOLDINGS LLC

By:
Name:
Title:

RICE MIDSTREAM MANAGEMENT LLC

By:
Name:
Title:

RICE MIDSTREAM PARTNERS LP

By:
Name:
Title:

- Signature Page to Underwriting Agreement -

Accepted:

BARCLAYS CAPITAL INC.

For itself and as Representative of the several Underwriters named in Schedule I hereto

By:
Name:
Title:

- Signature Page to Underwriting Agreement -

SCHEDULE I

Underwriters	Number of Firm Units

Barclays Capital Inc.	[—]

Total	[—]

Schedule I

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Daniel J. Rice III

Daniel J. Rice IV

Robert R. Wingo

Robert F. Vagt

Officers

Grayson T. Lisenby

James W. Rogers

William E. Jordan

Unitholders

Rice Midstream Holdings LLC

Schedule II

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

Number of Units:	[—] Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 2 hereof, [—] Units

Public offering price for the Units:	$[—] per Unit

Schedule III

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

[Electronic roadshow as made available on http://www.netroadshow.com.

Electronic roadshow as made available on http://www.retailroadshow.com.]

Schedule IV

SCHEDULE V

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Name of Subsidiary	Jurisdiction of Organization	Foreign Qualifications

Rice Poseidon Midstream LLC	Delaware	[Pennsylvania]

Rice Midstream OpCo LLC	Delaware	[—]

Schedule V

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

Barclays Capital Inc.

As Representative of the several

  Underwriters named in Schedule I attached hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Units”) representing limited partner interests (the “Common Units”), of Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units (other than the Units to be sold in the Offering), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of shares of any class of the Partnership’s equity, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above and (iii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposal transfer or disposition, (b) the exercise of warrants or the exercise of stock options granted pursuant to the Partnership’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion, (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not

Exhibit A-1

required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan and (d) any demands or requests for, exercise of any right with respect to, or any action taken in preparation of, the registration by the Partnership under the Act of the undersigned’s Common Units, provided that no transfer of the undersigned’s Common Units registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s Common Units during the Lock-Up Period.

If the undersigned is an officer or director of the Partnership, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Units, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Units that is directed in writing by the Partnership, (ii) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Barclays Capital Inc. will notify the Partnership of the impending release or waiver and (iii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriters notify the Partnership that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Units to the Underwriters or (2) [    ], in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-3

EXHIBIT B

Rice Midstream Partners LP

[Insert date]

Rice Midstream Partners LP (the “Partnership”) announced today that Barclays Capital Inc., the lead book-running manager in the Partnership’s recent public sale of [—] common units is [waiving] [releasing] a lock-up restriction with respect to [    ] of the Partnership’s common units held by [certain officers or directors] [an officer or director] of the general partner of the Partnership. The [waiver] [release] will take effect on [insert date], and the common units may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

1.	The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all limited partnership power and authority to (1) conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (2) enter into and perform its obligations under each Operative Agreement to which it is a party; and is duly qualified to do business as a limited partnership in good standing in all jurisdictions listed on Annex A to such opinion.

2.	The General Partner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all limited liability company power and authority to (1) conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (2) enter into and perform its obligations under each Operative Agreement to which it is a party; and is duly qualified to do business as a limited liability company in good standing in all jurisdictions listed on Annex A to such opinion.

3.	Each of Rice Poseidon and Rice OpCo has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all limited liability company power and authority to (1) conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (2) enter into and perform its obligations under each Operative Agreement to which it is a party; and each of Rice Poseidon and Rice OpCo is duly qualified to do business as a limited liability company in good standing in all jurisdictions listed on Annex A to such opinion.

4.	Each of Rice Energy and Rice Midstream Holdings is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with all corporate or limited liability company, as the case may be, power and authority to (1) conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (2) enter into and perform its obligations under each Operative Agreement to which it is a party; and each of Rice Energy and Rice Midstream Holdings is duly qualified to do business as a corporation or limited liability company in good standing in all jurisdictions listed on Annex A to such opinion.

5.	Rice Midstream Holdings is the sole member of the General Partner and owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are, and will be, owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rice Midstream Holdings as debtor is on file in the office of the Delaware Secretary of State, (2) arising under the Midstream Holdings Credit Agreement or (3) otherwise known to us, without independent investigation.

6.	The General Partner is the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the General Partner owns such General Partner Interest free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Delaware Secretary of State, [(2) arising under the Midstream Holdings Credit Agreement] or (3) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

7.	As of such Delivery Date, immediately after the offer, issuance and sale of the Units to the Underwriters in accordance with this Agreement, the issued and outstanding limited partner interests in the Partnership consist of (1) the [—] Sponsor Units (consisting of [—] Common Units and [—] Subordinated Units) issued to Rice Midstream Holdings, (2) [—] Common Units sold to the Underwriters pursuant to this Agreement and (3) the Incentive Distribution Rights issued to Rice Midstream Holdings; and such limited partner interests conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the equity holders of the Partnership have no preemptive rights with respect to the Units under federal law, the Delaware LP Act or any other instrument to which the Partnership is a party; and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights described in or created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Partnership under the Securities Act or otherwise; and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for or ownership interests in the Partnership are outstanding.

8.	Rice Midstream Holdings owns all of the Incentive Distribution Rights and all of the Sponsor Units; the Incentive Distribution Rights and the Sponsor Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Incentive Distribution Rights and the Sponsor Units are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rice Midstream Holdings as debtor is on file in the office of the Delaware Secretary of State, (2) arising under the Midstream Holdings Credit Agreement or (3) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

9.	The Units to be issued and sold to the Underwriters by the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

10.	The Partnership is the sole member of Rice OpCo and owns 100% of the limited liability company interests in Rice OpCo; such limited liability company interests have been duly authorized and validly issued in accordance with the Rice OpCo LLC Agreement and will be fully paid (to the extent required under the Rice OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the Rice OpCo LLC Agreement or as described in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and Liens created or arising under the Midstream Holdings Credit Agreement).

11.

Rice OpCo is the sole member of Rice Poseidon and owns 100% of the limited liability company interests in Rice Poseidon; such limited liability company interests have been duly authorized and validly issued in accordance with the Rice Poseidon LLC Agreement and will be fully paid (to the extent required under the Rice Poseidon LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (1) in respect of which a financing statement under the Uniform

Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the Rice Poseidon LLC Agreement or as described in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and Liens created or arising under the Midstream Holdings Credit Agreement).

12.	This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

13.	Each of the Operative Agreements (other than this Agreement and the Midstream Holdings Credit Agreement) has been duly authorized, executed and delivered by the Rice Entities party thereto, and is a valid and legally binding agreement of the Rice Entities party thereto, enforceable against such Rice Entities in accordance to its terms subject to the Enforceability Exceptions.

14.	The Contribution Agreement, together with all documents attached as annexes or exhibits thereto, is in a form legally sufficient as between the parties thereto to transfer or convey to the Partnership all of Rice Midstream Holdings’ right, title and interest in and to the limited liability company interests in Rice Poseidon, subject to the conditions, reservations, encumbrances and limitations described therein.

15.	The offering, issuance and sale of the Units, the execution, delivery and performance of this Agreement and each of the other Operative Agreements by the Rice Entities party thereto, the consummation of the Transactions or any other transactions contemplated by this Agreement or the other Operative Agreements or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, in each case, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a change of control or default under, or result in the imposition of any Lien upon any property or assets of the Rice Entities pursuant to (1) the organizational documents of any of the Rice Entities, (2) the Delaware General Corporation Law, the Delaware LLC Act, the Delaware LP Act or applicable U.S. federal law or any order, judgment, decree or injunction known to us of any U.S. federal or Delaware court or governmental agency or body having jurisdiction over the Rice Entities or any of their properties in a proceeding in which any of them or their respective properties is a party or (3) under any Specified Agreement[1]; except in the case of clauses (2) and (3) for such breaches, violations, defaults and Liens as would not, individually or in the aggregate, have a Material Adverse Effect, it being understood with respect to clause (2) above, we express no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

16.	No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any of the Partnership Parties for the consummation of the transactions contemplated by the Operative Agreements, except such as have been disclosed in the Pricing Disclosure Package, such as have been obtained or made, or such as may be required under federal or state securities laws or by the FINRA rules, in each case where the failure to obtain such consent, approval, authorization or order of, or filing with, would not reasonably be expected to materially impair the ability of the Partnership Parties to consummate the Transactions in connection with the offering, issuance and sale of the Units by the Partnership.

17.	The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, [the Rule 462(b) Registration Statement was filed and became effective under the Securities Act as of the date and time (if determinable) specified in such opinion,] the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion (or, if stated in such opinion, pursuant to Rule 462(c)) on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened under the Securities Act.

[1]	“Specified Agreements” will be defined to include any agreement or instrument filed as an exhibit to the Registration Statement or filed as an exhibit to Rice Energy’s 10-K, 10-Qs or 8-Ks.

18.	Each of the Registration Statement, at the time it was declared effective, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date or the Additional Closing Date, as the case may be (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (b) the other financial data derived therefrom, in each case included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

19.	The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business—Regulation of Operations” and “—Regulation of Environmental and Occupational Safety and Health Matters” and “—Hydraulic Fracturing Activities,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Rice Midstream Partners LP by Employee Benefit Plans,” and Item 14 in the Registration Statement, in each case, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects and the Units, the Sponsor Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

20.	Such counsel’s opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely on such opinion as if it were addressed to them.

21.	None of the Rice Entities is, and, after giving effect to the offering and sale of the Units pursuant to the terms of the Agreement and application of the net proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, required to register as an “investment company,” as such term is defined in the Investment Company Act.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and have participated in conferences with representatives of the Rice Entities and with representatives of their independent accountants and with the Underwriters and their counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Although such counsel has not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except as expressly provided in paragraph (19) above), based on the review and participation described above (relying as to factual matters with respect to the determination of materiality to the extent we deem reasonable upon statements of fact made to us by the Rice Entities), no facts have come to such counsel’s attention to lead them to believe that (i) the Registration Statement, as of its latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel shall express no comment or belief as to the financial statements (including the related notes and schedules thereto), the other financial or accounting information or the oil and natural gas reserve estimates contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.